Exhibit 23.2

                              Accountant's Consent


To the Board of Directors
AquaPenn Spring Water Company, Inc.


We consent to the incorporation by reference in this Registration Statement of AquaPenn Spring Water Company, Inc. (the "Company") on Form S-8 of our report dated October 31, 1997, appearing in the Company's Prospectus dated January 29, 1998, and filed with the Securities and Exchange Commission on January 30, 1998, (the "Prospectus") and to the reference to our firm under the heading "Experts" in the Prospectus.


                                            /s/ Matson and Isom
                                            Accountancy Corporation


Redding, California
April 1, 1998